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                                                                     Exhibit 23



                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-43907) pertaining to the Commercial Intertech Retirement Stock Ownership and Savings Plan of our report dated June 5, 1995, with respect to the financial statements and schedules of the Commercial Intertech Retirement Stock Ownership and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1994.


                                                       ERNST & YOUNG LLP



Cleveland, Ohio
June 27, 1995





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